UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 6, 2011

AOL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34419	20-4268793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Broadway, New York, New York 10003

(Address of Principal Executive Offices) (Zip Code)

212-652-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 7, 2011, AOL Inc., a Delaware corporation (“AOL”), announced that it and Headline Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of AOL (“Merger Sub”), and TheHuffingtonPost.com, Inc., a Delaware corporation (“The Huffington Post”), had entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated as of February 6, 2011. Pursuant to the terms and subject to the conditions of the Merger Agreement, AOL will acquire The Huffington Post by means of a merger of Merger Sub with and into The Huffington Post, with The Huffington Post becoming a wholly-owned subsidiary of AOL (the “Merger”).

Consideration

AOL will acquire The Huffington Post for estimated aggregate consideration of approximately $315 million, subject to adjustment for changes in working capital and reduction for indebtedness and transaction expenses of The Huffington Post that remain unpaid as of closing. Approximately $15 million of the aggregate consideration relates to the fair value of unvested The Huffington Post stock options held by The Huffington Post employees that will be converted into unvested AOL stock options, reducing the cash portion of the aggregate consideration to approximately $300 million. In connection therewith, AOL will assume The Huffington Post stock option plan. AOL estimates that approximately $10 million of the $15 million in fair value of these converted stock options will be expensed over the future service period of these employees and the remaining amount will be treated as purchase consideration. Additionally, AOL currently expects cash restructuring charges of approximately $30 million in the aggregate in connection with this transaction, of which $10 million represents cash consideration that will be reflected as a restructuring charge immediately following the acquisition, as this amount is associated with stock options that will vest upon the termination of certain employees. The cash portion of the aggregate consideration will be allocated among holders of The Huffington Post preferred stock, The Huffington Post common stock and vested The Huffington Post stock options and warrants to purchase The Huffington Post stock.

Representations, Warranties and Indemnities

The Merger Agreement contains customary representations and warranties, and indemnification rights of AOL. A portion of the purchase price will be deposited into escrow to secure The Huffington Post stockholders’ indemnification obligations in respect of any breach by The Huffington Post of its representations and warranties and certain other matters.

Approvals

The boards of directors of AOL and The Huffington Post have approved the Merger and the Merger Agreement. In addition, following execution of the Merger Agreement, AOL and certain stockholders of The Huffington Post entered into a Consent Agreement, pursuant to which such stockholders have agreed, among other things, to deliver a written consent in favor of the transaction. Upon delivery of such written consent, which occurred shortly following execution of the Merger Agreement, the Merger Agreement was approved by the stockholders of The

Huffington Post. No further board or shareholder approvals are required to approve the Merger or the Merger Agreement.

Closing Conditions

The completion of the Merger is subject to customary conditions, including expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, no material adverse effect with respect to The Huffington Post having occurred and the execution of employment arrangements by certain employees of The Huffington Post. The Merger is expected to close in the late first- or early second-quarter of 2011.

AOL will file a copy of the Merger Agreement as an exhibit to its Form 10-Q for the quarter ended March 31, 2011. We encourage you to read the Merger Agreement for a more complete understanding of the transaction. The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements regarding the anticipated benefits of the transaction, the expected closing date and other statements identified by words such as “may,” “will,” “intend,” “estimate,” “should,” “expect” or similar expressions. These statements are based on the current expectations and beliefs of AOL’s management, and are subject to uncertainty and changes in circumstances, including, but not limited to, the approval of the transaction by antitrust authorities, the satisfaction of the closing conditions to the transaction, the competitiveness and quality of our combined content offerings and significant competition in the media and journalism industries generally, our ability to timely and successfully The Huffington Post’s operations into our operations, our ability to retain, hire and develop skilled employees and the parties’ performance of their obligations under the agreements. Any forward-looking information is not a guarantee of future performance and actual results may vary materially from those expressed or implied by the statements herein, due to changes in economic, business, competitive, technological, strategic and/or regulatory factors, as well as factors affecting The Huffington Post’s and AOL’s operations and businesses. More detailed information about these factors as they relate to AOL may be found in the section entitled “Risk Factors” in AOL’s Annual Report on Form 10-K, filed with the SEC. AOL is under no obligation to, and expressly disclaims any obligation to, update or alter the forward-looking statements contained in this Current Report on Form 8-K, whether as a result of new information, future events or otherwise.

Item 7.01.	Regulation FD Disclosure.

A copy of the press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of AOL under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press release, dated February 7, 2011, issued by AOL Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AOL INC.

By:	/s/ Arthur Minson
	Name:	Arthur Minson
	Title:	Executive Vice President and Chief Financial and Administrative Officer

Date: February 7, 2011

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release, dated February 7, 2011, issued by AOL Inc.